EXHIBIT 3.1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

AMERICAN MEDIA OPERATIONS, INC.

Pursuant to Sections 228 and 242

of the General Corporation Law

of the State of Delaware

American Media Operations, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is AMERICAN MEDIA OPERATIONS, INC.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu thereof the following:

“FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares of common stock of the corporation, par value $0.0001 per share.

Upon this Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), all of the Corporation’s common stock, par value $0.20 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically, without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified as and converted into an aggregate of 5,999,000 validly issued, fully paid and nonassessable shares of common stock of the Corporation.”

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be executed on this 29th day of January, 2009.

AMERICAN MEDIA OPERATIONS, INC.

By:	/s/ Dean D. Durbin
Name: Dean D. Durbin
Title: Chief Operating Officer and Chief Financial Officer

[Signature Page to AMOI’s Certificate of Amendment to Restated Certificate of Incorporation]